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                                                                   EXHIBIT 23.3

              [LETTERHEAD OF IVINS, PHILLIPS & BARKER, CHARTERED]

                              CONSENT OF COUNSEL

  We consent to the inclusion in the Prospectus constituting a part of this Registration Statement of the opinion of counsel that we furnished you, which appears under the captions "Federal Income Tax Consequences" and "Applicability of ERISA", and to the references to our firm in the Prospectus under the captions "Federal Income Tax Consequences," and "Applicability of ERISA."

                                            Ivins, Phillips & Barker, Chartered

Washington, D.C.
September 12, 1995